Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2014, relating to the financial statements of MoneyGram International, Inc. and the effectiveness of MoneyGram International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Dallas, Texas

June 26, 2014